SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
Unaudited
March 31, 2009

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks - 29.23%
Materials and Processing - 1.48%
Eastman Chemical Co.	4,300	$115,240
URS Corp (1)	3,166	127,938
Producer Durables - 1.24%
AGCO Corp (1)	4,500	88,200
United Technologies, Corp.	2,700	116,046
Consumer Discretionary - 3.18%
McDonald’s Corp	1,700	92,769
Nike Inc.	2,400	112,536
BJ’s Wholesale Club Inc. (1)	3,600	115,164
Tupperware Brands Corp	6,100	103,639
Wal-Mart Stores	1,900	98,990
Consumer Staples - 3.31%
Colgate-Palmolive Co.	3,000	176,940
Dr. Pepper Snapple Group, Inc (l)	7,000	118,370
General Mills	3,200	159,616
Molson Coors Brewing Co	2,600	89,128
Health Care - 3.33%
CVS / Caremark Corp.	3,700	101,713
Dentsply Intl Inc.	4,200	112,770
Johnson & Johnson	2,000	105,200
Universal Health Services	2,900	111,186
Wyeth	2,700	116,208
Other Energy - 1.59%
Apache Corporation	1,306	83,702
Plains Exploration (l)	5,000	86,150
Cabot Oil & Gas	3,900	91,923
Integrated Oils - 1.59%
Conoco / Phillips	2,500	97,900
Exxon Mobil Corp	2,400	163,440
Financial Services - 4.61%
Axis Capital Holdings	3,900	87,906
Cullen / Frost Bankers Inc.	2,300	107,962
Travelers	2,800	113,792
Lazard Ltd.	3,900	114,660
JP Morgan Chase & Co.	4,388	116,633
PNC Financial Services Group	3,600	105,444
Willis Group Holdings Ltd.	5,100	112,200
Technology - 5.19%
Automatic Data Processing	3,100	108,996
Harris Corp	3,600	104,184
IBM	1,500	145,335
Cisco Systems	6,600	110,682
Oracle Corp.	6,600	119,262
Sybase, Inc. (1)	5,000	151,450
Total Sys Svcs	8,200	113,242

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
Unaudited
March 31, 2009

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks - 29.23%, continued
Utilities - 2.64%
Exelon Corporation	2,300	$104,397
Dominion Resources Inc.	3,300	102,267
P G & E Corp.	3,100	118,482
A T & T Inc.	4,300	108,360
Auto & Transportation - .50%
Alexander & Baldwin	4,300	81,829
Multi-Sector Companies - .58%
ITT Corporation	2,500	96,175

Total Common Stocks (cost $5,666,234)		$4,808,026

Real Estate Investment Trusts - .79%
Residential - .23%
Avalonbay Communities, Inc.	413	$19,436
Equity Residential Property Sh Ben Int	1,000	18,350
Retail - .16%
Simon Property Group Inc.	409	14,168
Weingarten Realty Investors	1,300	12,376
Healthcare - .13%
Health Care Property Investors, Inc.	1,200	21,420
Industrial/Office - .09%
Boston Properties Inc.	400	14,012
Self Storage - .10%
Public Storage	300	16,575
Diversified - .08%
Vornado Realty TR Sh Ben Int	407	13,528

Total Real Estate Investment Trusts (cost $172,623)		$129,865

Preferred Stock - .58%
Utilities - .58%
Comcast Corp 7%	4,700	94,611

Total Preferred Stock (cost $99,745)		$94,611

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
Unaudited
March 31, 2009

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds - 61.64%
ARKANSAS - .15%
Springdale AK Sales & Use Tax
4.000% due 7/1/16	25,000	$25,368
CALIFORNIA - 2.07%
Long Beach Calif
5.000% due 5/1/13	300,000	340,743
COLORADO - 4.08%
Colorado Ed. & Cultural
6.875% due 12/15/10	250,000	276,023
Colorado Ed. & Cultural
5.250% due 04/01/11	55,000	54,115
Colorado Ed. & Cultural
5.750% due 06/01/11	100,000	109,204
High Plains Met Dist.
4.375% due 12/01/15	230,000	232,307
DISTRICT OF COLUMBIA - 1.56%
Washington DC Convention CTR
5.000% due 10/01/16	250,000	256,438
FLORIDA - 2.67%
Florida St Mun Pwr Agy Rev
5.250% due 10/01/18	300,000	312,753
Tampa, FL Rev
5.000% due 04/01/18	145,000	126,852
GEORGIA - 2.65%
Fairburn Combined Utilities GA
5.375% due 10/01/13	250,000	269,233
Summerville, GA Pub
5.000% due 01/01/11	75,000	80,161
Valdosta & Lowndnes Cty Hosp.
5.500% due 10/01/14	85,000	87,000
ILLINOIS - 10.62%
Gilberts, IL Spl Svc.
4.250% due 03/01/12	50,000	53,917
Illinois Dev Fin Auth
5.700% due 07/01/12	155,000	151,187
Illinois Fin Auth Rev
4.000% due 07/01/13	200,000	209,208
Illinois Fin Auth Rev
4.500% due 07/01/15	125,000	131,092
Illinois Fin Auth Rev
5.000% due 08/01/16	450,000	485,428
Chicago Housing
5.000% due 07/01/12	200,000	220,942
Illinois Health Fac. Auth
6.000% due 02/15/11	225,000	225,385

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
Unaudited
March 31, 2009

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds – 61.64%, continued
ILLINOIS - 10.62% (cont.)
Maywood, IL
5.500% due 01/01/11	250,000	$269,130
INDIANA - 1.49%
Munster, IN
4.300% due 01/15/12	100,000	105,470
Indiana St. Edl Facs
5.400% due 10/01/13	150,000	139,353
LOUISIANA - 1.63%
Louisiana St Untld. G.O.
5.000% due 07/15/11	250,000	267,752
MARYLAND - .76%
Baltimore Convention Center
5.000% due 09/01/14	150,000	124,272
MINNESOTA - 8.15%
Marshall MN Med.
5.450% due 11/01/18	250,000	229,812
Minnesota St.
5.000% due 09/15/18	180,000	186,599
Minnesota St. Higher
5.250% due 10/1/19	100,000	104,854
Minnesota St. Higher Ed Facs
5.500 % due 5/01/23	200,000	180,356
University Minn
5.750% due 7/1/18	400,000	489,296
Woodbury Minn Partn
4.600% due 2/1/26	150,000	149,122
MISSOURI - 2.95%
Clay Cnty Mo Reorg Sch Dist
5.000% due 3/1/15	300,000	340,617
Missouri St. Environmental Impt
5.000% due 1/1/11	135,000	144,362
MONTANA - 1.85%
Montana St. Dept. Transn Rev
5.000% due 6/1/20	285,000	304,423
NORTH DAKOTA - 2.13%
North Dakota St. Bldg. Auth.
5.250% due 12/01/13	330,000	349,882
OKLAHOMA - .63%
Pottawatonie County
5.000% due 09/01/10	100,000	103,797
PENNSYLVANIA - 5.10%
Latrobe IDA St. Vincent
5.375% due 05/01/13	250,000	266,800

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
Unaudited
March 31, 2009

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds – 61.64%, continued
PENNSYLVANIA - 5.10% (cont.)
Pennsylvania St. Higher Ed.
4.750% due 08/01/15	250,000	$241,890
Pennsylvania St. Higher Ed.
4.250% due 05/01/13	350,000	329,444
SOUTH DAKOTA - 1.09%
South Dakota St. Health
4.500% due 04/01/12	175,000	179,034
TEXAS - 7.34%
Austin, Tex Pub/Impt
4.750% due 9/1/20	100,000	103,755
Bexar Cnty, TX Hsg. Fin. Corp.
5.625% due 12/01/11	120,000	113,274
Burkburnett Ltd. G.O.
6.000% due 02/15/10	125,000	130,000
Eagle Mtn & Saginaw TX ISD
0.0% due 8/15/19	250,000	163,165
Northside Tex Indpt Sch Dist
5.000% due 2/15/18	125,000	135,236
Sienna Plantation Levee Impt/TX
5.000% due 9/01/18	100,000	99,847
Sienna Plantation Levee Impt/TX
5.000% due 9/01/19	100,000	98,245
Tarrant Cnty TX Cultural Ed Facs Fin
5.000% due 11/15/10	100,000	100,472
Temple TX Util. Sys. Rev.
4.250% due 08/01/15	250,000	263,382
UTAH - 1.28%
Salt Lake Cnty Westminster College
4.500% due 10/01/14	230,000	210,919
WASHINGTON - 1.80%
Kent Wash Loc Impt Dist
4.650% due 12/15/19	300,000	295,509
WISCONSIN - 1.65%
Douglas Cnty Wisconsin
5.000% due 2/1/17	250,000	271,797

Total Municipal Bonds (cost $9,967,909)		$10,139,222

Total (cost $15,906,511)		$15,171,724

NOTE: Percentages indicated are based on net assets of $16,449,161 at March 31, 2009.

(1)	Indicates non-income producing security.